Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Copart, Inc. 2014 Employee Stock Purchase Plan of our reports dated September 29, 2014, with respect to the consolidated financial statements of Copart, Inc., and the effectiveness of internal control over financial reporting of Copart, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2014, filed with the Securities and Exchange Commission.

December 30, 2014	/s/ Ernst & Young LLP
Dallas, Texas